Exhibit 99.2

A bi-weekly Internet and Print Media publication featuring:
breaking news and corporate changes with CEO, CFO and Analyst Interviews

ceocfointerviews.com	–	All rights reserved	–	Issue: April 2003

PO Box 245, Swiftwater, PA 18370 — Phone: 570-839-0236, E-mail: info@ceocfointerviews.com

Harrington West Financial Group is very opportunistic in its growth strategy and has a consistent track record in deploying capital and creating attractive shareholder returns

Financial
Bank Holding Company
(HWFG — NASD)

Harrington West Financial Group, Inc.

10801 Mastin Blvd. – Ste. 740
Overland Park, KS 66210
Phone: 913-663-0180

Craig J. Cerny
Chairman and
Chief Executive Officer

Interview conducted by:
Lynn Fosse
Editor
CEOCFOinterviews.com

BIO:

Craig J. Cerny has served as Chairman of the Board and Chief Executive Officer of Harrington West Financial Group, Inc. (NASDAQ:HWFG) since August 1995, when he formed the Company to acquire Los Padres Bank. Mr. Cerny has been the Chief Executive Officer of Los Padres Bank since October 2001 and the Chairman of the Board of Los Padres Bank since May 2002. Mr. Cerny has also served as a director and the Chief Investment Officer of Los Padres Bank since April 1996. Until January 2002, Mr. Cerny was the Chief Executive Officer, President and a director of Harrington Financial Group, Inc., Richmond, Indiana, or HFGI, and Chairman of the Board and Chief Executive Officer and President of HFGI’s subsidiary, Harrington Bank, FSB, positions he held since February 1992. In January 2002, HFGI and Harrington Bank merged with an unaffiliated financial institution after the sale, among other things, of the assets of HFGI’s Shawnee Mission, Kansas operations to Los Padres Bank. Prior to holding these positions, Mr. Cerny served as a principal and member of the board of directors of Smith Breeden Associates, Inc, which is a money management and bank consulting firm with over $20 billion of assets under management or advisement. Mr. Cerny was employed at Smith Breeden from April 1985 to December 1996, where he was active in their bank consulting and investment advisory practice. Mr. Cerny remains a stockholder in Smith Breeden. Prior to joining Smith Breeden, Mr. Cerny held a number of financial management related positions with Hallmark Cards, Inc. and Pizza Hut Restaurants, Inc.. He holds a Master of Business Administration in Finance and a Bachelor of Science in Finance from Arizona State University. Mr. Cerny resides in the Kansas City metropolitan area, where HWFG maintains an executive office and the Harrington Bank division of Los Padres Bank operates.

Company Profile:

Harrington West Financial Group, Inc. (NASDAQ:HWFG) is an $824.6 million, publicly traded financial institution holding company for Los Padres Bank and its division Harrington Bank. It operates eleven full-service banking operations in three distinct markets: the California central coast with nine offices, the Phoenix/Scottsdale metro, and the Kansas City metro under the Harrington brand name. We plan to open our twelfth community banking office in the fourth quarter of 2003 in the Kansas City market. The Company owns Harrington Wealth Management Company, a trust and investment management firm with $112 million in assets under management or custody, and 51% of Los Padres Mortgage Company, LLC, a residential and commercial mortgage origination company. As a diversified, community-based financial institution holding company, we provide an array of financial products and services for businesses and retail customers. Los Padres Bank and Harrington Bank are primarily engaged in attracting deposits from individuals and businesses and using these deposits, together with borrowed funds, to originate single-family and multi-family residential, commercial real estate, commercial business and consumer loans. We also earn fee income from our loan originations, deposit services, and trust and investment operations.

At Harrington West, we are focused on providing our diversified products and personalized service approach in our three distinct markets by capitalizing on our senior management’s extensive knowledge of the areas and the continued economic growth and business development potential. Each market has its own experienced, local, and independent management team. We have created operating efficiencies by centralizing our loan underwriting, corporate administration, and treasury functions.

“We have positioned the Company in three very strong markets, and we take a diligent approach to growing the Bank’s operations and the underwriting of loans to manage our expense structure and credit risk well; it is job one for us. Our financial performance, too, has been favorable. We have demonstrated growth of 30% plus during the last two years in earnings per share and net income. Our return on equity has grown from the 10% level over the last four years to above fifteen percent in 2002. We have shown a consistent track record in deploying capital and attaining attractive returns for shareholders” - Craig J. Cerny

Our subsidiary, Harrington Wealth Management Company provides trust and investment management services to individuals and small institutional clients, by employing a customized asset allocation and high service approach.

We also operate Los Padres Mortgage Company, LLC, based in Scottsdale Arizona. This company is a joint venture between Los Padres Bank (51%) and Resource Marketing Group, Inc. (49%), the holding company for the largest RE/MAX realty franchise in the greater Phoenix/Scottsdale metro. Los Padres Mortgage was created to generate fee income by originating mortgage loans for clients of the more than four hundred RE/MAX real estate agents in the Resource Marketing Group.

Our business strategy is predicated on further expansion of our banking and trust operations in our primary markets, prudently expanding our financial services and products, and capitalizing on investment portfolio opportunities using our modern financial management expertise, in an effort to increase profitability, franchise value, and return on equity.

CEOCFOinterviews: Mr. Cerny, please tell us about Harrington West.

Mr. Cerny: “Harrington West is an $824 million asset, financial institution holding company, for its subsidiary, Los Padres Bank, and its division, Harrington Bank. We operate in three markets: the main market is the central coast of California from the Santa Barbara area north about 150 miles. We do business in nine cities on the Central Coast. We are also in the Kansas City through our Harrington Bank division. Our third market, which we just opened in November of 2002, is Los Padres Bank in Scottsdale, Arizona. In addition to our banking operations, we have a trust company, Harrington Wealth Management Company, which operates in the same markets as well in the Indianapolis area. Its mission is to gather and manage trust and investment assets for individuals and small businesses. Lastly, we have a joint venture mortgage origination company called Los Padres Mortgage Company, LLC, which is doing business in the Phoenix metropolitan area. It is a joint venture with the largest RE/MAX franchise in that market, Resources Marketing, Inc. We have five offices around the valley where we are originating mortgage loans, both commercial and residential, for the clients of the over 400 REMAX realtors in this franchise.”

CEOCFOinterviews: How does it work with the geographic separation of the various business segments?

Mr. Cerny: “Each of our markets has its own local management team. We try to deliver personalized service and local decision-making in all of our markets. We have a president in California and regional presidents in the Kansas City market and our Arizona market. They are responsible for running their businesses and making decisions under the guidelines and policies of Los Padres Bank. We have centralized our administration for accounting, finance, and treasury services and have one processing system. The banks, to the customer, are looked upon as distinct community banks where they can get local decision- making and personalized and consultative service.”

CEOCFOinterviews: What sets your banks apart from the competition?

Mr. Cerny: “A few factors differentiate us from the competition: The combined bank is somewhat larger in capital base and assets than most local community banks, so this size allows us to provide a broader range of products and larger loans to attract more customers. We also pride ourselves in applying modern finance to the management of the balance sheet. This skill is transparent to the customer, but it allows us to provide products and services that other banks cannot offer. For example, we originate long-term commercial fixed-rate financings. Most of the community banks will not lend past three to five years in term, where we will go out as long as twenty years, given that the financial strength of the borrower and the cash flow from leases support that long-term loan. The reason the community banks won’t provide these long-term loans is they don’t have the skill to hedge the interest rate risk of that fixed-rate. From our expertise, we have the ability to manage this interest rate risk through various hedging techniques and we can give the borrower the term they demand.”

CEOCFOinterviews: Why did you choose Arizona for your newest arena?

Mr. Cerny: “We have prior knowledge of each of the markets that we are in today. We have a local professional running each market that has been in the market and in banking for a considerable time of twenty years or more. I attended college in Arizona and my family has lived in Arizona for 30 years. I was very familiar with the growth patterns of the market and the economic conditions in that market. From a strategic standpoint, our Board felt we also had other managers knowledgeable of that market. Our Executive V.P. of Mortgage Lending has done business in that market and has family in that market. We didn’t get attracted to Arizona solely because it was growing at a rapid rate over the last ten years and generating 35,000 housing starts. We believe we know the market well from our experiences and relationships, so that is the reason we chose Arizona.”

The Kansas City market expansion is similar. I have lived and worked in Kansas City market for 24 years. Our local president has lived all of his life in the Kansas City area and has been in community banking for 23 years. That experience and knowledge base of the market is really key to developing these banking operations. We believe success in community banking is predicated on knowledge of the market, strong banking experience, and potential customer relationships.”

CEOCFOinterviews: Has the economic downturn affected any of the areas that you serve?

Mr. Cerny: “If you review our financial statements that we have published for the year ending 12/31/02, our non-performing assets (NPAs) are at a very low level; we showed about $218 thousand in NPAs in a bank that is $824 million in assets. We are in three excellent markets, and we take a diligent approach to the underwriting of loans and try to manage that credit risk well; it is job one for us. The central coast of California has not experienced the woes of the Los Angeles basin and San Francisco, where we have seen unemployment rates rise more than the Central Coast and vacancy rates on office buildings rise above 20% as the technology sector weakened. The central coast has smaller diversified communities that are growing nicely. We have retirees, small to medium sized businesses, entrepreneurs that have moved from the larger cities, vacation and leisure trade, and we generally have a strong real estate economy. We have seen increases in valuations over the last six to seven years and don’t experience the volatility that we see in other parts of the state. Kansas City is a generally stable market; it has many feeder businesses because of its location for distribution. It is an excellent small to medium business lending market. The real estate market has shown appreciation but at low single-digit rates, and it doesn’t show the volatility in housing prices that we see in the northeast or western markets. Arizona is a strong real estate market, and we feel that the demographic and growth patterns, as well as that being a favorable place for distribution provides great potential. The low interest rate environment has stimulated the demand greatly for loans so we’re seeing strong originations.”

CEOCFOinterviews: Will you tell us more about the Harrington Wealth Management Company?

Mr. Cerny: “We currently have over $112 million in assets under management. Our customer base comes from two sources: one is from relationships already developed in the bank and the second is from new relationships. We have deposit customers that are earning below 2% on their transaction and CD accounts, and they wish to seek a higher return. We can create a well-allocated investment mix for them that will achieve higher expected returns, knowing that the volatility of those returns is higher than CD’s. Also, our commercial clients are a good source of business in that many of them are building wealth with their businesses, and they need help with regard to asset allocation and investment management. Our business development officers also have relationships outside of the bank, which they are bringing into the company. They are seeking customers that have cash to be invested or need trust and investment management advice and estate planning. We realize that we have been in a poor equity market for the last three-and-a-half years; and we take a prudent, low to moderate risk approach with our clients, emphasizing diversification. Many of them have a significant part their portfolio allocated to the bond market. We have a high service approach: we profile the customer, look at their risk tolerance and their tax circumstances and then put together a well-allocated mix of investments, generally employing no-load, very low fee index mutual funds. We are helping our clients allocate investments to maximize expected return relative to risk and then give them a high level of service in that process. Even in a poor equity market, we have seen slow and steady growth in that business. We feel it is a great business for the long-term.”

CEOCFOinterviews: Do you see more joint ventures like the mortgage origination venture in Arizona?

Mr. Cerny: “I see us expanding off this platform. We have the ability and the structure to bring in other realty companies or other entities that can provide us customers and a strategic advantage. The partner that we have joint ventured with to originate commercial and residential mortgages is growing his locations at a rapid rate and his company is the largest RE/MAX franchise in the Phoenix metro area. We feel we can grow our mortgage business with him and the agents that he is bringing in either through new start-up offices or acquisitions. It has natural, built in growth. Additionally, we believe we can find other RE/MAX franchises that may want to come into the fold and have a source to provide their customers mortgage finance. We don’t have anything that we have announced at this point, but it is a strategy that we are evaluating.”

CEOCFOinterviews: Are there any products or services that you aren’t offering now, that you would like to offer your customers?

Mr. Cerny: Since we formed Harrington West Financial Group to acquire Los Padres Bank, we have added to our mix of products, such as commercial and industrial lending, trust and investment management, and expanded our commercial real estate lending. We have added consumer lending mainly associated with home equity, lines of credit. We feel we have a full product menu. Our emphasis is execution of these product lines and growing them; we have plenty of potential with these products. We also don’t anticipate wavering from our current markets. We may look at insurance products at some point in the future through a strategic alliance. For the near-term, we are focused on executing what we have built over the last six or seven years.”

CEOCFOinterviews: What are your biggest challenges going forward?

Mr. Cerny: “I believe effective management of our banking risks is always a challenge. Knowing your competition well and being able to carve out your niche, as well as being able to grow your business successfully and profitably are challenges. We are in a very competitive industry. We have features that we have built into our products that are strategic advantages that help us compete. I think managing credit and interest rate risk and keeping our operational risk at low levels while concentrating on customer service is key.”

“I see a bifurcated market developing in banking. For one thing, there are very large banks that have broad distribution systems and are seeking maximum efficiency, which has degraded the service that some customers are getting. You have the community banks that can provide a good menu of products but have still emphasized service, consultation and community involvement, which attract many customers. I think executing the attributes of community banking with excellence is the key to continue to grow and prosper. There are a lot of clients that are disappointed with the service they are getting from the larger banks, and we can capture some of those relationships to grow profitable community banks. The products still have to be priced well, and we have to deliver the service and advice because if we don’t, we won’t have a natural advantage, and the cost advantage of the large banks could win out.”

CEOCFOinterviews: Is community involvement a big factor for your banks?

Mr. Cerny: “Community involvement is one of the building blocks to our mission. We want our officers and employees to be involved in their communities, and we also invest in our communities through the lending side of our bank. We make direct investments and contributions to the community. Our clients look for our participation and expect it.”

CEOCFOinterviews: What should potential investors know about your company?

Mr. Cerny: “In community banking, there are a lot of companies, and many are publicly traded. I am sure that it is hard for investors to differentiate one from another. I think we are a unique company from the aspect that we run a multi-market franchise, and we are growing in very strong markets. Some might say that multiple markets could confuse the valuation, in that from an acquisition standpoint, many investors evaluate the take out premium in a single geographic area. We feel if you build excellent operations in each of those markets, you can find buyers in each of those markets. Although we’re not in the game to be acquired, we’re building franchise value; and, if other banks see that value, there is always that potential to get a strong premium. The multi-market franchise, we believe, is an advantage. It provides diversification of the loan portfolio and multiple growth opportunities. We are not at the mercy of a concentrated geographic area.”

“We have modern financial skills. We take a diligent approach to the underwriting of loans and try to manage that credit risk well; it is job one for us. I spent twelve years in the mid-eighties to mid-nineties with Smith Breeden Associates, Inc., one of the premier bank consulting and money market firms, and that firm was the genesis for Harrington West. Smith Breeden principals invested private capital, with me and others, to start Harrington West and acquire Los Padres. We manage a somewhat larger investment portfolio to create incremental income, which is hedged against interest rate risk with the skills we have in that area. That is a different strategy than you see in most community banking operations. We are very opportunistic with regard to our growth; you can see this in the development of the joint venture with the RE/MAX franchise, Los Padres Mortgage Company, LLC, and our trust company, and our multiple market strategy. We look at maximizing the franchise value or present value of the company, and our focus is on that everyday. I think those things differentiate us from the other community banks. Our performance, too, has been very favorable. We have shown growth of 30% plus over the last two years in earnings per share and net income. Our return on equity has grown from the 10% level over the last four years to 15% in 2002. We have shown a good track record in deploying capital and attaining attractive returns for shareholders. We would like to get this message out to the investment community over the next months and years as a public company.”

This Interview includes “forward-looking statements” within the meaning of Section 27A of the Securities Act. All of the statements contained in the Interview, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company’s strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company’s beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation, (iii) the Company’s beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses and (iv) the Company’s beliefs and expectations concerning future operating results. Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events